                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): October 25, 2001
                                                 ------------------



                          Williams Energy Partners L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                 1-16335                   73-1599053
          --------              --------------          -------------------
      (State or other            (Commission             (I.R.S. Employer
      jurisdiction of            File Number)           Identification No.)
                                incorporation)



             One Williams Center, Tulsa, Oklahoma           74172
           ----------------------------------------      ----------
           (Address of principal executive offices)      (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

         Williams Energy Partners L.P. (the "Partnership") reported unaudited net income for the third quarter of $5.7 million, or $0.49 per unit on a fully diluted basis, compared with $600,000 in the 2000 quarter. The average number of common and subordinated units outstanding for the period was 11.4 million.

Item 7. Financial Statements and Exhibits.

           The Partnership files the following exhibit as part of this report:

           Exhibit 99.1 Copy of the Partnership's press release dated
                        October 25, 2001, publicly announcing the information reported herein.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  WILLIAMS ENERGY PARTNERS L.P.

                                     By: Williams GP LLC, its General Partner



Date: October 26, 2001                    /s/ Suzanne H. Costin
                                          ------------------------------
                                          Name:  Suzanne H. Costin
                                          Title: Corporate Secretary



                                       2
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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

99.1 Copy of the Partnership's press release dated October 25, 2001, publicly announcing the earnings reported herein.











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